UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) November 5, 2007

OLD REPUBLIC INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

(312) 346-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.	Other Events.

Wholly owned subsidiaries of the Registrant have acquired a total of 12,236,044 shares of the common stock of The PMI Group Inc. (“PMI”) in open market purchases over the past 11 weeks.  The purchases represent 15.08% percent of PMI’s issued and outstanding common stock as reported in its Form 10-Q quarterly report for the quarter ended September 30, 2007. Through the same subsidiaries, the Registrant has also acquired 8,979,409 shares of MGIC Investment Corporation (“MGIC”) common stock in open market purchases over the same period of time.  The purchases represent 10.98% of MGIC’s issued and outstanding common stock as reported in its Form 10-Q quarterly report for the quarter ended June 30, 2007.  The PMI and MGIC stock purchases were made with investable funds and general purpose funds of the Registrant and its subsidiaries.  All of the purchases were made, and the Registrant and its subsidiaries intend to hold the securities strictly as passive investments and not for the purpose of or with the effect of changing or influencing the control of either PMI or MGIC, or as participants in any transaction having that purpose or effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

            OLD REPUBLIC INTERNATIONAL CORPORATION
            Registrant

Date:  November 8, 2007                                                                 By: /s/ Spencer LeRoy III
                   Spencer LeRoy III
                   Senior Vice President, Secretary and General Counsel